Exhibit 99.3

FOR IMMEDIATE RELEASE

For more information contact:

Roger Pondel/Laurie Berman

PondelWilkinson Inc.

310-279-5980

pwinvestor@pondel.com

Electro Rent and Platinum Equity Sign Definitive Merger Agreement

– Platinum Equity to Acquire Electro Rent for $13.12 per Share in All Cash Transaction –

BEVERLY HILLS and VAN NUYS, Calif. – May 31, 2016 – Platinum Equity and Electro Rent Corporation (Nasdaq: ELRC) today announced that they have entered into a definitive agreement under which Electro Rent would be acquired by Platinum Equity for approximately $323.4 million.

Under the agreement, Platinum Equity would acquire all of Electro Rent’s common stock. Electro Rent stockholders will receive $13.12 per share, representing a premium of 24.4% over the closing price on May 27, 2016, and 34.8% over the average closing price of Electro Rent’s common stock over the past three (3) months. In light of the agreement, Electro Rent will not pay its next quarterly common stock dividend scheduled for July 2016.

The agreement followed the unanimous recommendation of Electro Rent’s board of directors. Completion of the transaction, which is expected to close in the next 90 to 120 days, is subject to customary closing conditions, including approval of Electro Rent’s stockholders and various regulatory agencies.

Electro Rent Chairman Daniel Greenberg and a member of his immediate family, who collectively own approximately 29% of the company’s outstanding shares of common stock, have entered into voting agreements in support of the sale and have granted an affiliate of Platinum Equity irrevocable proxies to execute those agreements.

Steven Markheim, recently named Chief Executive Officer of Electro Rent, and Allen Sciarillo, recently named Chief Financial Officer, will retain their current roles under the ownership of Platinum Equity.

Upon completion of the transaction, Electro Rent’s common stock will cease to be publicly traded. Houlihan Lokey acted as financial advisor to the Strategic Alternatives Committee of the Board of Directors of Electro Rent and Sheppard Mullin acted as Electro Rent’s legal counsel. Latham & Watkins LLP is serving as legal counsel to Platinum Equity.

“Electro Rent has built an excellent reputation as one of the most well respected companies in its industry. Its team of dedicated employees will continue to play an essential role in providing Electro Rent’s customers and

Corporate Headquarters: 6060 Sepulveda Boulevard, Van Nuys, California 91411–2525

Toll Free (800) 688 – 1111 Local (818) 787 – 2100 Fax (818) 786 – 4345

Electro Rent and Platinum Equity Sign Definitive Merger Agreement

May 31, 2016

OEM partners with the first-class service for which the company is known,” said Platinum Equity Partner Louis Samson. “We look forward to working closely with the company’s experienced leadership to put Electro Rent in the best position to take full advantage of future opportunities.”

“We are excited to begin this new phase in Electro Rent’s history, and look forward to partnering with Platinum as we continue to meet and exceed the needs of our customers and manufacturing partners around the globe,” said Markheim. “The transaction presents an outstanding opportunity for all of our stakeholders, as we should greatly benefit from additional resources and experience to further enhance our already high inventory, service and support standards. Platinum is fully committed to our industry and to ensuring Electro Rent’s success.”

About Platinum Equity

Founded in 1995 by Tom Gores, Platinum Equity (www.platinumequity.com) is a global investment firm with more than $6 billion of assets under management and a portfolio of more than 25 operating companies that serve customers around the world. Platinum Equity specializes in mergers, acquisitions and operations – a trademarked strategy it calls M&A&O® – acquiring and operating companies in a broad range of business markets, including manufacturing, distribution, transportation and logistics, equipment rental, metals services, media and entertainment, technology, telecommunications and other industries. Over the past 20 years Platinum Equity has completed more than 175 acquisitions.

About Electro Rent

Electro Rent Corporation (www.ElectroRent.com) is one of the largest global organizations devoted to the rental, leasing and sales of general purpose electronic test equipment, personal computers and servers.

Important Additional Information will be Filed with the SEC

In connection with the proposed transaction, Electro Rent Corporation will file or furnish relevant documents, including a proxy statement, concerning the proposed transaction with the SEC. Investors and stockholders of Electro Rent Corporation are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about Electro Rent Corporation and the proposed transaction. The final proxy statement will be mailed to the company’s stockholders.

Investors and stockholders may obtain a free copy of the proxy statement and any other relevant documents filed or furnished by Electro Rent Corporation with the SEC (when available) at the SEC’s Web site at www.sec.gov. In addition, copies of the proxy statement and other filings made by the Company with the SEC can also be obtained, free of charge, by directing a request to Electro Rent Corporation, 6060 Sepulveda Boulevard, Van Nuys, CA 91411, Attention: Corporate Secretary.

Electro Rent Corporation and its directors and certain executive officers may be deemed to be participants in the solicitation of proxies from Electro Rent Corporation stockholders in respect of the proposed transaction. Information about the directors and executive officers of Electro Rent Corporation and their respective interests in Electro Rent Corporation by security holdings or otherwise is set forth in its proxy statement for the 2015 Annual Meeting of Stockholders, which was filed with the SEC on September 9, 2015 and its Annual Report on Form 10-K for the year ended May 31, 2015, which was filed with the SEC on August 13, 2015. Stockholders may obtain additional information regarding the interests of Electro Rent Corporation and its directors and executive officers

Electro Rent and Platinum Equity Sign Definitive Merger Agreement

May 31, 2016

in the Merger, which may be different than those of Electro Rent Corporation’s stockholders generally, by reading the proxy statement and other relevant documents regarding the Merger, when filed with the SEC. Each of these documents is, or will be, available as described above.

“Safe Harbor” Statement

Except for the historical statements and discussions in this press release, the company’s statements above constitute forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934. These forward-looking statements reflect Electro Rent’s management’s views and expectations at this time with respect to future events and financial performance, based on currently available information. Forward looking statements in this press release include statements regarding the completion of the sale transaction to Platinum Equity. When used, the words “anticipate”, “believe”, “expect” and “will” and other similar expressions identify forward-looking statements. Forward-looking statements are based on assumptions about future operations and market conditions, and are subject to certain risks and uncertainties. The company believes its assumptions are reasonable; nonetheless, it is likely that at least some of these assumptions will not come true. Accordingly, Electro Rent’s actual results will differ from the outcomes contained in any forward-looking statement, and those differences could be material. Factors that could cause or contribute to these differences include, among others, those risks and uncertainties discussed in the company’s periodic reports on Form 10-K and 10-Q and in its other filings with the Securities and Exchange Commission, including: general macroeconomic conditions may not improve or may deteriorate; U.S. federal government spending with respect to defense and other research and development activities may not increase or may decline; Electro Rent may not succeed in retaining its key sales or other personnel; competition may cause the company to lower prices and margins to effectively compete; and manufacturers of test and measurement equipment may not be willing to enter reseller arrangements with Electro Rent or those agreements may not succeed to the level anticipated. Should one or more of the risks discussed, or any other risks, materialize, or should one or more of our underlying assumptions prove incorrect, the company’s actual results may vary materially from those anticipated, estimated, expected or projected. In light of the risks and uncertainties, there can be no assurance that any forward-looking statement will in fact prove to be correct. You should not put undue reliance on these statements. Electro Rent undertakes no obligation to update or revise any forward-looking statements.

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